Exhibit 99.1

CalAmp Reports First Quarter Fiscal Year 2022 Financial Results

Software and Subscription Services revenue increases 26% over prior year to $35 million, representing 44% of total revenue

Achieves 8% year-over-year quarterly revenue growth from continuing operations to $79.7 million as backlog remains at historically high levels

IRVINE, CA, June 24, 2021 -- CalAmp (Nasdaq: CAMP), a connected intelligence company helping businesses and people track, monitor and recover vital assets with real-time visibility and insights, today reported financial results for its first quarter of fiscal year 2022 ended May 31, 2021. On March 16, 2021, the Company announced that Spireon acquired its LoJack North America business, which is being accounted for as discontinued operations and thereby excluded from the reported financial results from continuing operations.

“We continued to experience strong demand for our products and solutions throughout the quarter, resulting in record Software and Subscription Services revenue and another solid quarter with our largest customer,” commented Jeff Gardner, CalAmp’s president and chief executive officer. “Our SaaS business is benefiting from a strong recovery from the prior year low-point at the onset of the pandemic, and there are signs of increased business activity not only in the U.S. but also in our targeted geographies around the world in support of customers’ 3G-to-4G upgrades. We are cautiously managing through the global component shortages that persist in the supply chain and expect revenue growth to accelerate as the situation normalizes.”

First Quarter Financial Overview

•	Total revenue increased from the prior year to $80.5 million, which includes $0.8 million of revenue from the LoJack North America discontinued operations.
•	Software and Subscription Services (S&SS) revenue was a record $35.0 million, representing 44.0% of consolidated revenue, which was up 26.2% from the prior year quarter.
•	Telematics Products revenue was $44.6 million, down 5.6% sequentially as supply chain shortages affected shipments despite continuing strong demand from customers engaged in the 3G-to-4G transition.
•	Sales to its largest customer were $17.3 million, up 58.9% from the prior-year quarter.
•	Gross margin was 40.7%, an increase of 120 basis points year-over-year and a decrease of 150 basis points sequentially due to increased component costs attributable to supply chain challenges.
•	GAAP net loss from continuing operations was $6.0 million, or a loss of $0.17 per share.
•	Adjusted basis non-GAAP net income was $2.9 million, or $0.08 per diluted share.
•	Adjusted EBITDA was $8.4 million, or 11% of revenue compared to Adjusted EBITDA of $8.3 million, or 11% of revenue in the prior year.
•	Total S&SS subscribers were 954,000, an 8% increase from the prior-year quarter, excluding the Automotive Vehicle Finance business.
•	Ended the quarter with $96.2 million in cash and cash equivalents.

Other Business and Recent Highlights

•

CalAmp’s LoJack Italia subsidiary partnered with the Koelliker Group to pre-install all SERES 3 C-SUV electric vehicles with LoJack Connect services to improve driving habits and enhance vehicle safety.

•

CalAmp’s Tracker UK subsidiary and cap hpi partnered to help car dealers across the U.K. find new ways to serve their pre-owned car customers while also generating incremental revenues that they never thought they had.

•

Launched new operation, LoJack España, to provide connected intelligence and enhanced vehicle theft protection for local fleets in Spain and throughout the Pan-European region as part of its global expansion strategy.

•	Increased K-12 market penetration with Bus Guardian to over 200 school districts across North America.
•	Entered new partnership with Program Autonoleggio, a leading long- and short-term corporate fleet rental company with 13,000 cars and commercial vans active across Italy.
•	Appointed retired FedEx Ground CEO, Henry J. Maier, to its Board of Directors, further enhancing domain expertise in the Transportation and Logistics market vertical.

CalAmp Reports Fiscal 2022 First Quarter Financial Results

•	Recognized as a "3+" company by 50/50 Women on Boards™ for having three or more women on its Board of Directors as CalAmp continues its focus on diversity and inclusion within the workplace.

Summary Financial Information From Continuing Operations:
(In thousands except per share amounts)
	Three Months Ended
	May 31,
Description	2021	2020
Revenues:
Software & Subscription Services (S&SS)	$35,043	$27,773
Telematics Products	44,631	45,958
	$79,674	$73,731
Gross margin	41%	39%

Net loss	$(6,000)	$(6,588)
Net loss per diluted share	$(0.17)	$(0.19)
Non-GAAP measures:
Adjusted basis net income	$2,946	$2,970
Adjusted basis net income per diluted share	$0.08	$0.09
Adjusted EBITDA	$8,385	$8,291
Adjusted EBITDA margin	11%	11%

	May 31,	February 28,
Description	2021	2021
Cash and cash equivalents	$96,184	$94,624
Working capital	107,503	103,267
Deferred revenue	49,899	52,817
Total debt (carrying value)	187,705	186,471

	May 31,	May 31,
	2021	2020
S&SS Supplemental Information:
S&SS TTM recurring revenue	$97,271	$92,059
Less: Automotive vehicle finance and other	(9,652)	(11,592)
Core S&SS TTM recurring revenue	$87,619	$80,467

S&SS remaining contractual performance obligation	$144,288	$135,748
Less: Automotive vehicle finance and other	(7,100)	(12,841)
Core S&SS remaining contractual performance obligation	$137,188	$122,907

Total S&SS subscribers	1,230	1,308
Less: Automotive vehicle finance	(276)	(425)
Core S&SS subscribers	954	883

CalAmp Reports Fiscal 2022 First Quarter Financial Results

Second Quarter Fiscal 2022 Business Outlook

The Company is maintaining its policy of not providing quarterly guidance as visibility into product shipments remains uncertain due to global supply shortages and the lingering effects of the global COVID-19 pandemic.

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its first quarter fiscal year 2022 results at 1:30 p.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call.  The conference call can also be accessed by dialing 833-714-0868 (+1-778-560-2625 for international callers) and using the Conference ID #7796301.  Following the call, an audio replay will also be available by calling 800-585-8367 or +1-416-621-4642 and entering the Conference ID# 7796301. The audio replay will be available through July 1, 2021.

About CalAmp

CalAmp (Nasdaq: CAMP) is a connected intelligence company that helps people and businesses work smarter. We partner with transportation and logistics, industrial equipment, government and automotive industries to deliver insights that help businesses make the right decisions. Our applications, platform and smart devices allow them to track, monitor and recover their vital assets with real-time visibility that reduces costs, maximizes productivity and improves safety. Headquartered in Irvine, California, CalAmp has 22 million products installed and approximately 1.2 million software and services subscribers worldwide. For more information, visit calamp.com, or LinkedIn, Facebook, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; disruptions in sales, operations, relationships with customers, suppliers, employees, and consumers given our sale of LoJack North America operations; our ability to successfully and timely accomplish our transformation to a SaaS solutions provider; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our telematics products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; force majeure or force-majeure-like events at our contract manufacturers’ facilities including component shortages; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with acquisitions; the impact of legal proceedings and compliance risks; implementation of our new ERP system; the impact on our business and reputation from information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

CalAmp Reports Fiscal 2022 First Quarter Financial Results

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, impairment losses and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted basis net income (loss) excludes the impact of intangible asset amortization expense, stock-based compensation, non-cash interest expense, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, income tax provision adjustments, impairment losses and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this announcement.  We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision, CrashBoxx and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Spireon acquired the LoJack® North America Stolen Vehicle Recovery (SVR) business from CalAmp and holds an exclusive license to the LoJack mark in the United States and Canada. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT SHELTON GROUP:
Kurtis Binder	Leanne K. Sievers
EVP & CFO	(949) 224.3874
ir@calamp.com	sheltonir@sheltongroup.com

CalAmp Reports Fiscal 2022 First Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	May 31,
	2021	2020

Revenues	$79,674	$73,731
Cost of revenues	47,227	44,626
Gross profit	32,447	29,105
Operating expenses:
Research and development	6,940	5,936
Selling and marketing	12,462	10,437
General and administrative	12,686	11,764
Intangible asset amortization	1,253	1,176
Restructuring	336	1,873
	33,677	31,186
Operating loss	(1,230)	(2,081)
Non-operating income (expense):
Investment income	648	18
Interest expense	(3,849)	(4,077)
Other expense, net	(1,276)	(208)
	(4,477)	(4,267)
Loss from continuing operations before income taxes	(5,707)	(6,348)
Income tax provision from continuing operations	(293)	(240)
Loss from continuing operations	(6,000)	(6,588)
Income (loss) from discontinued operations, net of tax	4,052	(7,834)
Net loss	$(1,948)	$(14,422)
Loss per share - continuing operations:
Basic	$(0.17)	$(0.19)
Diluted	$(0.17)	$(0.19)
Income (loss) per share - discontinued operations:
Basic	$0.11	$(0.23)
Diluted	$0.11	$(0.23)
Loss per share:
Basic	$(0.06)	$(0.42)
Diluted	$(0.06)	$(0.42)

Shares used in computing income (loss) per share:
Basic	34,844	34,024
Diluted	34,844	34,024

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CalAmp Reports Fiscal 2022 First Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	May 31,	February 28,
	2021	2021
Assets

Current assets:
Cash and cash equivalents	$96,184	$94,624
Accounts receivable, net	64,486	63,325
Inventories	17,950	23,663
Prepaid expenses and other current assets	25,193	24,804
Current assets of discontinued operations	-	7,872
Total current assets	203,813	214,288

Property and equipment, net	39,944	41,081
Operating lease right-of-use assets	13,083	14,273
Deferred income tax assets	4,757	4,889
Goodwill	95,058	94,617
Other intangible assets, net	36,434	37,488
Other assets	27,575	27,169
Total assets	$420,664	$433,805

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$3,782	$4,317
Accounts payable	28,996	35,767
Accrued payroll and employee benefits	11,157	12,761
Deferred revenue	31,904	32,924
Other current liabilities	20,471	17,380
Current liabilities of discontinued operations	-	4,096
Total current liabilities	96,310	107,245

Long-term debt, net of current portion	183,923	182,154
Operating lease liabilities	15,610	17,061
Other non-current liabilities	29,094	30,487
Non-current liabilities of discontinued operations	-	1,773
Total liabilities	324,937	338,720
Stockholders' equity:
Common stock	353	352
Additional paid-in capital	235,375	233,692
Accumulated deficit	(139,922)	(137,974)
Accumulated other comprehensive loss	(79)	(985)
Total stockholders' equity	95,727	95,085
Total liabilities and stockholders' equity	$420,664	$433,805

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CalAmp Reports Fiscal 2022 First Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	May 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,948)	$(14,422)
Less: Net income (loss) from discontinued operations, net of tax	4,052	(7,834)
Net loss from continuing operations	(6,000)	(6,588)

Depreciation	4,230	4,222
Intangible asset amortization	1,253	1,176
Stock-based compensation	2,472	3,247
Amortization of debt issuance costs and discount	2,606	2,753
Noncash operating lease cost	754	293
Revenue assigned to factors	(1,365)	(1,744)
Deferred tax assets, net	163	149
Other	215	289
Changes in operating assets and liabilities of continuing operations	(3,855)	2,385
Net cash provided by continuing operations	473	6,182
Net cash used in discontinued operations	(395)	(241)
NET CASH PROVIDED BY OPERATING ACTIVITIES	78	5,941

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	-	6,264
Purchases of marketable securities	-	(6,264)
Capital expenditures	(3,093)	(2,762)
Net cash used in continuing operations	(3,093)	(2,762)
Net cash provided by (used in) discontinued operations	6,616	(329)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	3,523	(3,091)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Paycheck Protection Program Loan	-	10,000
Repayment of Paycheck Protection Program Loan	-	(10,000)
Proceeds from revolving credit facility, net of issuance costs	-	20,000
Repayment of 2020 Convertible Notes	-	(27,599)
Payment of issuance costs on revolving credit facility	-	(56)
Taxes paid related to net share settlement of vested equity awards	(1,061)	(80)
Proceeds from exercise of stock options and contributions to ESPP	248	23
NET CASH USED IN FINANCING ACTIVITIES	(813)	(7,712)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,228)	1,529
Net change in cash and cash equivalents	1,560	(3,333)
Cash and cash equivalents at beginning of period	94,624	107,404
Cash and cash equivalents at end of period	$96,184	$104,071

CalAmp Reports Fiscal 2022 First Quarter Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between current and past periods.

The reconciliation of GAAP basis net loss to Adjusted basis (non-GAAP) net income is as follows (in thousands except per share amounts):

	Three Months Ended
	May 31,
	2021	2020

GAAP basis net loss	$(1,948)	$(14,422)

Net (income) loss from discontinued operations, net of tax	(4,052)	$7,834
Intangible asset amortization	1,253	1,176
Stock-based compensation	2,472	2,372
Non-cash interest expense	2,606	2,753
GAAP basis income tax provision	293	240
Litigation and non-recurring legal expenses	648	793
Restructuring	336	1,873
Costs incurred in transition of LoJack North America business to acquiror (b)	1,233	-
Other	305	481
Adjusted basis income before income taxes	3,146	3,100
Income tax provision (non-GAAP basis) (a)	(200)	(130)
Adjusted basis net income	$2,946	$2,970

Adjusted basis net income per diluted share	$0.08	$0.09

Weighted average common shares outstanding on a diluted basis	36,044	34,146

CalAmp Reports Fiscal 2022 First Quarter Financial Results

The reconciliation of GAAP-basis net loss to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended
	May 31,
	2021	2020

GAAP basis net loss	$(1,948)	$(14,422)

Net (income) loss from discontinued operations, net of tax	(4,052)	7,834
Investment income	(648)	(18)
Interest expense	3,849	4,077
Income tax provision	293	240
Depreciation and amortization	5,483	5,398
Stock-based compensation	2,472	2,372
Litigation and non-recurring legal expenses	648	793
Restructuring	336	1,873
Costs incurred in transition of LoJack North America business to acquiror (b)	1,233	-
Other	719	144
Adjusted EBITDA	$8,385	$8,291

Other favorable (unfavorable) impacts to Adjusted basis net income and Adjusted EBITDA (c)
Deferred revenue purchase accounting adjustment	$(457)	$(941)
Inventory excess and obsolescence	-	(596)
Total other favorable (unfavorable) impacts to Adjusted EBITDA	$(457)	$(1,537)

Revenue	$79,674	$73,731

Adjusted EBITDA margin	11%	11%

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.
(b)	Costs incurred in transition of business to acquiror are attributable to the wind down and transfer of the LoJack North America business to Spireon.
(c)

Other favorable (unfavorable) impacts to Adjusted basis net income and Adjusted EBITDA represent financial impacts that cannot be included in these Non-GAAP measures, but management believes can provide insights into underlying operational earnings for the periods presented above. These items include deferred revenue purchase accounting adjustments resulting from business acquisitions which reduces revenue and gross profit and inventories related to the automotive vehicle finance business that are obsolete or in excess of demand forecast.